UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 2, 2020

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).             Emerging growth company     Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 8.01 – Other Events.

On May 6, 2020, the Board of Directors (BOD) of Nuvera Communications, Inc. (the “Company”) decided that, given the continuing uncertainty about the severity and duration of the COVID-19 pandemic and its potential effect on the country’s economy generally and on the Company’s future sales and profitability specifically, as well as the Company’s need to preserve its liquidity and capital resources, the Company would (i) suspend declaring and paying a dividend in the second quarter of 2020 and (ii) temporarily suspend future purchases under its Stock Repurchase Program. The Company stated that it would continue to monitor the COVID-19 pandemic and make decisions about future dividends and stock repurchases as more information becomes available. The Company reported its decision in its Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

On September 2, 2020, in a letter to the Company’s stakeholders, the Company reported that its BOD had determined that, given the continued uncertainty about the severity and duration of the COVID-19 pandemic, it would (i) continue its suspension of declaring and paying a dividend in the third quarter of 2020 and (ii) continue the temporary suspension of future purchases under its Stock Repurchase Program. The Company also reported that it would continue to monitor the COVID-19 pandemic and make decisions about future dividends and stock repurchases as more information becomes available.

Item 9.01 – Financial Statements and Exhibits.

 (d) Exhibits.

99.1 Nuvera Communications, Inc. Stakeholder Letter dated September 2, 2020.

Cautionary Statement Regarding Forward-Looking Statements.

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans. These statements are typically preceded by the words “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “targets”, “projects”, “will”, “may”, “continues”, and “should”, and variations of these words and similar expressions. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties which could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements. These risks and uncertainties may include, but are not limited to:

i)                 risks associated with the ongoing COVID-19 pandemic and its potential and actual effects on the Company, the Company’s community and stakeholders, and the local and national economy as described in our Forms 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

ii)                 unfavorable general economic conditions that could negatively affect our operating results;

iii)               substantial regulatory change and increased competition;

iv)              our possible pursuit of acquisitions could be expensive or not successful;

v)               we may not accurately predict technological trends or the success of new products;

vi)              shifts in our product mix may result in declines in our operating profitability;

vii)            possible consolidation among our customers;

viii)           a failure in our operational systems or infrastructure could affect our operations;

ix)              data security breaches;

x)                possible replacement of key personnel;

xi)              elimination of governmental network support we receive;

xii)            our current debt structure may change due to increases in interest rates or our ability to comply with lender loan covenants; and

xiii)           possible customer payment defaults, slowness in payments or cancellations.

In addition, forward-looking statements speak only as of the date they are made, which is the filing date of this Form 8-K. With the exception of the requirements set forth in the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2020	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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